SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2008 (November 21, 2008)

OMRIX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51905 (Commission File No.)	52-2147005 (IRS Employer Identification No.)

1120 Ave. of the Americas
New York, NY	10036
(Address of principal executive offices)	(Zip Code)
(212) 887-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01	Entry into a Material Definitive Agreement.
     On November 19, 2008 (the “Effective Date”), Omrix Biopharmaceutical, Ltd. (the “Company”) entered into a plasma supply agreement (the “Agreement”) with Interstate Blood Bank, Inc. (“Interstate”). Under the terms of the Agreement, Interstate will supply and the Company will purchase certain quantities of plasma.
     The initial term of the Agreement commences on the Effective Date and ends on December 31, 2015, unless earlier terminated in accordance with the terms of the Agreement. The initial term shall be automatically extended for two additional two-year terms, unless either party notifies the other of its intent not to renew at least one year prior to the end of each expiring term.
     Either party may immediately terminate the Agreement if the other party breaches the agreement and such breach is not cured within 90 days of written notice and in connection with certain events of bankruptcy and insolvency.
     The foregoing is a summary description of certain terms of the Agreement. The Company intends to file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2009.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
      None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omrix Biopharmaceuticals, Inc.
Date: November 21, 2008	By:	/s/ Nanci Prado
		Name:	Nanci Prado
		Title:	Vice President and General Counsel